UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 9, 2022

vTv Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

3980 Premier Drive, Suite 310 High Point, NC (Address of principal executive offices)	27265 (Zip Code)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2022, the Board of Directors (the “Board”) of vTv Therapeutics Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Dr. Jonathan Isaacsohn as a member and chair of the Board, effective immediately. Dr. Isaacsohn will serve a term through the date of the next annual meeting of the Company’s stockholders. As of the date hereof, Dr. Isaacsohn has not been appointed to serve on any Committee of the Board.

The Board has determined that Dr. Isaacsohn qualifies as an independent director as required by the rules of the NASDAQ Capital Market.

Dr. Isaacsohn was appointed to the Board pursuant to the previously announced common stock and warrant purchase agreement, dated as of July 22, 2022, between the Company, CinPax, LLC and CinRx Pharma, LLC.

Dr. Isaacsohn is the President and Chief Executive Officer of CinRx Pharma, LLC, a position he has held since October 2015. Dr. Isaacsohn has over 25 years of experience in clinical medicine and drug development of multiple product candidates for both biotech and pharmaceutical companies, with activities ranging from protocol design and execution of multi-center, global clinical trials through to submissions of marketing applications to different regulatory authorities. Prior to joining CinRx Pharma, LLC, Dr. Isaacsohn served as Chief Medical Officer of Israel-based Teva Pharmaceutical Industries Ltd.

Dr. Isaacsohn will receive annual cash and equity compensation as independent Chairman, including an annual cash payment of $70,000, and an annual equity grant of 50,000 options following each annual meeting of the Company’s stockholders. Dr. Isaacsohn will also receive a grant of 50,000 options upon appointment. All directors are also reimbursed for their out-of-pocket expenses incurred in connection with their service.

The Company expects Dr. Isaacsohn to enter into the standard director and executive officer indemnification agreement that it has with its directors and executive officers. A copy of the Company’s form of indemnification agreement was filed as Exhibit 10.7 to Amendment No. 4 to the Company’s Registration Statement on Form S-1, dated July 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Paul J. Sekhri
Name:	Paul J. Sekhri
Title:	President and Chief Executive Officer

Dated: August 15, 2022